UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2017

AK STEEL HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13696	31-1401455
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 16, 2017 AK Steel Corporation (“AK Steel”), a wholly owned subsidiary of AK Steel Holding Corporation (the “Company”), priced the public offering of $400.0 million aggregate principal amount of its 7.00% Senior Notes due 2027 (the “Notes”). The Notes will be fully and unconditionally guaranteed by the Company and by AK Tube LLC, AK Steel Properties, Inc. and Mountain State Carbon, LLC, three wholly-owned subsidiaries of AK Steel (collectively and together with the Company, the “Guarantors”).

The Notes were sold in a public offering pursuant to a Registration Statement on Form S-3, as amended (File No. 333-210785) (the “Registration Statement”) and a related prospectus and prospectus supplement filed with the Securities and Exchange Commission. We expect the offering to close on March 23, 2017, subject to the satisfaction of customary closing conditions.

AK Steel and the Guarantors entered into an underwriting agreement, dated March 16, 2017 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co. as the representatives of the several underwriters named therein, in connection with the issuance and sale of the Notes and the related guarantees. In connection with the offering of the Notes, the Company is filing as Exhibit 1.1 hereto, and incorporating by reference herein, the Underwriting Agreement.

AK Steel expects the net proceeds from the issuance and sale of the notes will be approximately $394.0 million after deducting the underwriting discounts and commissions. AK Steel intends to use the net proceeds from this offering, together with cash on hand and/or borrowings under its revolving credit facility, to pay the consideration for its previously announced concurrent cash tender offer (the “Cash Tender Offer”) of its 7.625% senior notes due 2020 (the “Existing Notes”), including accrued and unpaid interest and estimated offering expenses. If any Existing Notes remain outstanding following the completion of the Cash Tender Offer, AK Steel intends to use the proceeds to redeem such Existing Notes in accordance with the terms of the Existing Notes and the applicable indenture. The closing of the Cash Tender Offer is contingent upon the closing of this offering, but the closing of this offering is not contingent on the repayment or discharge of the Existing Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 16, 2017, among AK Steel Corporation, as issuer, the guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

Date: March 16, 2017	By:	/s/ Joseph C. Alter
	Name:	Joseph C. Alter
	Title:	Corporate Secretary

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